                                 EXHIBIT INDEX


(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)    Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.